10616 Scripps Summit Court ■ San Diego, CA 92131
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November 18, 2019

CONFIDENTIAL
Securities and Exchange Commission
100 First Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Pure Bioscience, Inc.'s Form 8-K dated on November 18, 2019, and we agree with the statements set forth in the second, third, and fourth paragraphs of Item 4.01 (a) insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

Mayer Hoffman McCann P.C.

San Diego, California